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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 23, 1994


                          RIGGS NATIONAL CORPORATION
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              (Exact name of Registrant as specified in Charter)

          Delaware                    0-9756                   52-1217953
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(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)         Identification Number)


            1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
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                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (202) 835-6000
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            Item 5.  Other Events

        On March 22, 1994, Riggs National Corporation (the "Corporation") completed the redemption of $120.7 million principal amount of subordinated notes due 1996. The notes were redeemed with all of the net proceeds from the sale in January of $125 million principal amount of 8.5% subordinated notes due February 1, 2006.

        The Corporation redeemed the entire $51.5 million outstanding of its Floating Rate Subordinated Notes due 1996, and $69.2 million out of the $95.3 million outstanding of its Floating Rate Subordinated Capital Notes due 1996.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


               March 23, 1994                       /s/JOHN L. DAVIS
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                                                      John L. Davis
                                                Chief Financial Officer
                                                (Principal Financial and
                                                  Accounting Officer)
                                               Riggs National Corporation